SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported): June 6, 1997




                             Opal Technologies, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   33-18834-LA
                            ------------------------
                            (Commission file number)


          Nevada                                       87-0306464
----------------------------             ---------------------------------------
(State or other jurisdiction             (I.R.S. Employer Identification Number)
 of incorporation)


                     9025 South 700 West, Sandy, Utah 84070
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (801) 255-8500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                               MED-TEX CORPORATION
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     As a result of the acquisitions described in Item 2, control of the Registrant passed to the Bestalong Group, Inc. ("Bestalong"), the former shareholder of Triple Star Holdings Limited ("Triple") and Opal Agriculture Development Limited ("OAD"). The new controlling shareholder is:

Name and Address            Number of Common Shares           Percent of Class
-------------------------   -----------------------           ----------------
Bestalong Group, Inc. (1)          8,452,768                        90.00%
Suite 4704 Central Plaza
18 Harbour Road
Wanchai, Hong Kong

------------------------
(1) Bestalong Group, Inc. is a privately held corporation organized under the laws of the British Virgin Islands ("BVI"). Bestalong is controlled by John Koon whose address is also Suite 4704 Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

     In addition, Bestalong was issued the following Series A Convertible Preferred Shares ("Preferred Shares") which have voting rights equal to thirty percent of the total vote on all corporate matters:

Name and Address              Number of Shares            Percent of Class
------------------------      ----------------            ----------------
Bestalong Group, Inc.             100,000                       100%
Suite 4704 Central Plaza
18 Harbour Road
Wanchai, Hong Kong

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     As of the close of business June 6, 1997, the Registrant acquired all of the issued and outstanding capital stock of Triple and all of the outstanding capital stock of OAD, in exchange for (i) 8,452,768 shares of the Registrant's common stock, $.001 par value; (ii) 100,000 shares of the Registrant's Series A Preferred Stock, $.001 par value, which in the aggregate shall have a vote equal to thirty percent of the total vote on all corporate matters; and (iii) $2,100,000 in cash payable by the cancellation of a promissory note payable by Bestalong to the Registrant. Triple is a BVI corporation which through its 55% owned equity joint venture in the People's Republic of China ("PRC") is engaged in the manufacturing and sale of organic agricultural fertilizer. OAD is a BVI corporation and is principally engaged in the trading of organic agricultural fertilizer.

ITEM 5. OTHER EVENTS

     In connection with the share purchase described above, on May 14, 1997, the Registrant changed its name from Med-Tex Corporation to Opal Technolgies, Inc.

The Registrant also effected a one for ten reverse stock split and reauthorized 50,000,000 shares of stock as follows: 49,000,000 common shares, par value $.001; and 1,000,000 preferred shares, par value $.001. In connection with the share purchase Messrs. John Koon, Raul F. Sanchez-Elia, Michael William Botts, Antonio C.K. Young, Long Chen Chen, James H. Shane and James Wong were appointed as directors of the Registrant, and Scott Crawford and Karen Pollino resigned as directors and officers. John Koon has been appointed president and chief executive officer of the Registrant and Kings K.S. Poon has been appointed chief financial officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (b)  Financial Statements of Businesses Acquired

          Triple  Star Holding Limited

          Report of Independent Public Accountants........................  5
          Consolidated Balance Sheet as of December 31, 1995 and 1996.....  6
          Consolidated Statements of Operations for the period from
           December 13, 1995 (date of inception) to December 31, 1995 and from January 1, 1996 to December 31, 1996..................  7
          Consolidated Statements of Cash Flows for the Period from
           December 13, 1995 (date of inception) to December 31, 1995 and from January 1, 1996 to December 31, 1996..................  8
          Consolidated Statement of Changes in Equity for the Period
           from December 13, 1995 (date of inception) to
           December 31, 1995 and from January 1, 1996 to
           December 31, 1996..............................................  9
          Notes to Consolidated Financial Statements...................... 10

          Consolidated Balance Sheets as of March 31, 1997 and
           December 31, 1996.............................................. 22
          Consolidated Statements of Operations for the three months ended March 31, 1997 and 1996.................................. 23
          Consolidated Statements of Cash Flow for the three months
           ended March 31, 1997 and 1996.................................. 24
          Notes to Consolidated Financial Statements...................... 25

          Opal Agriculture Development Limited

          Report of Independent Public Accountants........................ 26
          Balance Sheets as of December 31, 1995 and December 31, 1996.... 27
          Statements of Operations for the period from
           December 15, 1995 (date of inception) to December 31, 1995 and from January 1, 1996 to December 31, 1996.................. 28
          Statement of Cash Flows for the period from December 15, 1995
           (date of inception) to December 31, 1995 and from
           January 1, 1996 to December 31, 1996........................... 29

          Statement of Changes in Equity for the period from
           December 15, 1995 (date of inception) to
           December 31, 1995 and from January 1, 1996 to
           December 31, 1996.............................................. 30
          Notes to Financial Statements................................... 31

          Balance Sheet as of March 31, 1997 and December 31, 1996........ 37
          Statements of Operations for the three months ended
           March 31, 1997 and 1996........................................ 38
          Statements of Cash Flow for the three months ended
           March 31, 1997 and 1996........................................ 39
          Notes to Financial Statements................................... 40

     (b)  Pro Forma Financial Information

          Introduction to Pro Forma Condensed Financials Information...... 41
          Pro Forma Condensed Combined Balance Sheet as of
           March 31, 1997................................................. 42
          Pro Forma Condensed Combined Statement of Operations
           for the Year Ended December 31, 1996........................... 43
          Pro Forma Condensed Combined Statement of Operations
           for the Three Months March 31, 1997............................ 44
          Notes to Pro Forma Financial Statements......................... 45

     (c)  Exhibits

          2.1  Share Purchase Agreement with the Shareholders
                of Triple Star Holdings Limited and Opal
                Agriculture Development Limited........................... 46
          3.1  Restated Articles of Incorporation......................... 79
          3.2  Amended Bylaws............................................. 85
          3.3  Certificate of Decrease in Authorized Shares............... 98
          4.1  Certificate of Designation of Series A Preferred Stock.....100


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                OPAL TECHNOLOGIES, INC.




                                                By:
                                                   -----------------------------
                                                   John Koon
                                                   President

Date: June ___, 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and the Board of Directors of Triple Star Holding Limited:


We have audited the accompanying consolidated balance sheets of Triple Star Holding Limited (a company incorporated in the British Virgin Islands; "the Company") and Subsidiaries ("the Group") as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for the period from December 13, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triple Star Holding Limited and Subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the period from December 13, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.



/s/  Arthur Andersen & Co.
--------------------------
Arthur Andersen & Co.



Hong Kong,
April 21, 1997.

                  TRIPLE STAR HOLDING LIMITED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996


                                          1995                 1996
                                        -------        ---------------------
                                        Rmb'000        Rmb'000       US$'000
                                        -------        ---------------------
ASSETS

Current assets:
  Cash and bank deposits                    -              517            62
  Accounts receivable, net                  -            3,960           478
  Due from a related company                -              749            90
  Prepayments and other current assets      -              155            19
  Inventories, net                          -            5,435           656
                                          -----        -------       -------
     Total current assets                   -           10,816         1,305

Property, machinery and equipment, net      -           63,356         7,642
Goodwill, net                               -            1,624           196
                                          -----        -------       -------
     Total assets                           -           75,796         9,143
                                          =====        =======       =======

LIABILITIES, MINORITY INTEREST AND
SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                          -            6,750           814
  Accrued expenses                          -            1,049           127
                                          -----        -------       -------
     Total current liabilities              -            7,799           941

Loans from PRC joint venture partner        -            1,008           122

Loans from parent company                   -           40,110         4,838
                                          -----        -------       -------
     Total liabilities                      -           48,917         5,901
                                          -----        -------       -------
Minority interest                           -           23,269         2,806
                                          -----        -------       -------
Shareholders' equity:
  Common stock, par value US$1;
   authorized - 50,000 shares;
   issued outstanding and
   fully paid - 1 share                     -                -             -
  Additional paid-in capital                -            3,757           453
  Retained earnings                         -              265            32
Cumulative translation adjustments          -             (412)          (49)
                                          -----        -------       -------
     Total shareholders' equity             -            3,610           436
                                          -----        -------       -------
     Total liabilities, minority
      interest and shareholders'
      equity                                -           75,796         9,143
                                          =====        =======       =======

   The accompanying notes are an integral part of these financial statements.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997 of US$1.00=Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                  TRIPLE STAR HOLDING LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE PERIOD FROM DECEMBER 13, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                   December 13,
                                     1995 to
                                   December 31,       January 1, 1996 to
                                       1995           December 31, 1996
                                   ------------       ------------------
                                     Rmb'000          Rmb'000    US$'000
                                   ------------       -------    -------

Net sales                               -              24,050      2,901
Cost of goods sold                      -             (21,369)    (2,578)
                                      -----          --------    -------
     Gross profit                       -               2,681        323

General and administrative
 expenses                               -              (1,428)      (172)
Interest income                         -                  12          1
Other expense, net                      -                 (18)        (2)
                                      -----          --------    -------
     Income before income taxes         -               1,247        150

Provision for income taxes              -                   -          -
                                      -----          --------    -------
     Income before minority
      interest                          -               1,247        150

Minority interest                       -                (982)      (118)
                                      -----          --------    -------
     Net income                         -                 265         32
                                      =====          ========    =======


   The accompanying notes are an integral part of these financial statements.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997 of US$1.00=Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                  TRIPLE STAR HOLDING LIMITED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM DECEMBER 13, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                        December 13,
                                          1995 to
                                        December 31,      January 1, 1996 to
                                           1995           December 31, 1996
                                        ------------      ------------------
                                          Rmb'000         Rmb'000    US$'000
                                        ------------      -------    -------

Cash flows from operating activities:
Net income                                   -                265         32
Adjustments to reconcile net income
 to net cash used in operating
 activities -
  Depreciation of property, machinery
   and equipment                             -                 53          6
  Amortization of goodwill                   -                 34          4
  Minority interest                          -                982        118
(Increase) Decrease in operating assets -
  Accounts receivable, net                   -                860        103
  Due from a related company                 -               (749)       (90)
  Prepayments and other current assets       -                (79)       (10)
  Inventories, net                           -             (1,146)      (138)
Decrease in operating liabilities -
  Accounts payable                           -             (1,246)      (150)
  Accrued expenses                           -               (146)       (17)
                                           -----          -------      -----
Net cash used in operating activities        -             (1,172)      (142)
                                           -----          -------      -----
Cash flows from investing activities:
  Acquisition of property, machinery
   and equipment                             -             (1,073)      (129)
  Net cash outflow from acquisition
   of a subsidiary                           -               (595)       (71)
  Effect of translation adjustments          -               (412)       (49)
                                           -----          -------      -----
     Net cash used in investing
      activities                             -             (2,080)      (249)
                                           -----          -------      -----
Cash flows from financing activities:
  Increase in loans from parent company      -              3,457        415
  Others                                     -                312         38
                                           -----          -------      -----
     Net cash provided by financing
      activities                             -              3,769        453
                                           -----          -------      -----
Net increase in cash and bank deposits       -                517         62

Cash and bank deposits, as of beginning
 of period/year                              -                  -          -
                                           -----          -------      -----
Cash and bank deposits, as of end of
 period/year                                 -                517         62
                                           =====          =======      =====


   The accompanying notes are an integral part of these financial statements.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 1997 of US$1.00=Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                  TRIPLE STAR HOLDING LIMITED AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE PERIOD FROM DECEMBER 13, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                                          Additional                Cumulatived
                                 Common    paid-in     Retained     translation
                                 stock     capital     earnings     adjustments
                                  Rmb      Rmb'000      Rmb'000       Rmb'000

Balance as of December 13,
 1995 (date of incorporation)       -           -           -              -

Issuance of common stock            9           -           -              -
                                  -----    ------        ----           ----
Balance as of December 31,
 1995                               9           -           -              -

Forgiveness of loans from
 parent company (Note 14)           -       3,757           -              -

Net income                          -           -         265              -

Translation adjustments             -           -           -           (412)
                                  -----   -------       -----          -----
Balance as of December 31,
 1996                               9       3,757         265           (412)
                                  =====   =======       =====          =====


   The accompanying notes are an integral part of these financial statements.

                  TRIPLE STAR HOLDING LIMITED AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

Triple Star Holding Limited ("the Company") was incorporated in the British Virgin Islands on December 13, 1995. On December 15, 1995, the Company issued 1 share of common stock to Bestalong Group Inc., (a company incorporated in the British Virgin Islands) at par value for cash of US$1 (equivalent to approximately Rmb9).

On December 18, 1995, the Company established a wholly owned subsidiary - Triple Star Group Limited ("TSG"; a company incorporated in the British Virgin Islands). TSG is an investment holding company. On August 6, 1996, TSG acquired a 55% interest in Beijing Opal Agriculture Biochemistry Co., Ltd. ("Beijing Opal"), an equity joint venture established in the People's Republic of China ("the PRC") for a period of 20 years from February 8, 1995 to February 7, 2014. Beijing Opal is principally engaged in the manufacturing and sales of organic agricultural fertilizers.

Beijing Opal was originally established as a PRC equity joint venture between Ideit Enterprise Co., Ltd. ("IECL"; a company incorporated in Taiwan) - 40% and Beijing Opal Biochemistry Factory ("BOBF"; a PRC state-owned enterprise) - 60%. Pursuant to a sale and purchase agreement dated August 6, 1996, TSG acquired from IECL its entire 40% interest in Beijing Opal and acquired from BOBF a 15% interest in Beijing Opal for an aggregate consideration of approximately Rmb1,159,000. A revised joint venture agreement between TSG and BOBF was executed on August 6, 1996, which was approved by the relevant PRC authorities on March 24, 1997. Under the revised joint venture agreement, the joint venture period has been extended to 30 years from February 8, 1995 to February 7, 2024, and the total investment of Beijing Opal has been increased from US$350,000 to US$10,000,000 (equivalent to approximately Rmb82,900,000), of which US$6,000,000 (equivalent to approximately Rmb49,920,000) has to be in the form of registered capital to be injected within one year after Beijing Opal has obtained its revised business license from the PRC authorities. As of the date of this report, the revised business license has not been issued. TSG is obliged to inject 55% of the registered capital amounted to US$3,300,000 (equivalent to approximately Rmb27,357,000); while BOBF is obliged to inject 45% of the registered capital amounted to US$2,700,000 (equivalent to approximately Rmb22,383,000).

In 1996, TSG contributed cash of approximately US$1,322,000 (equivalent to approximately Rmb10,963,000), representing approximately 40% of its obligation; while BOBF contributed property and machinery with a valuation of approximately US$2,700,000 (equivalent to approximately Rmb22,383,000), representing 100% of its obligation. Approximately Rmb843,000 and Rmb1,261,000 of the contribution made by TSG and BOBF, respectively had been verified by a certified public accountant in the PRC according to PRC regulations. In accordance with the revised joint venture agreement, TSG has to inject the remaining portion of its capital contribution obligation, which amounting to approximately US$1,978,000 (equivalent to approximately Rmb16,394,000), within one year after Beijing Opal has obtained its revised business license from the PRC authorities. As of the date of this report, the revised business license has not been issued.

The other key provisions of the revised joint venture agreement are:

a. the profit and loss sharing ratio is the same as the respective percentage of equity interest.

b. upon early termination or liquidation of Beijing Opal, the net assets of Beijing Opal will be distributed in accordance with respective percentage of equity interest.

c. the Board of Director of Beijing Opal consists of seven members, with four designated by TSG and three designated by BOBF.

2.   SUBSIDIARIES

Details of the Company's subsidiaries (which together with the Company are collectively referred to as "the Group") as of December 31, 1996 were as follows:
                                                  % of
                                                 equity
                                Place of        interest         Principal
       Name                  incorporation        held          activities
---------------------     -------------------   --------     ------------------

Triple Star Group         The British Virgin
Limited ("TSG")           Islands                 100%       Investment holding

Beijing Opal                                                 Manufacturing and
Agriculture                                                  sale of organic
Biochemistry Co.,                                            agricultural
Ltd. ("Beijing Opal")     The PRC                  55%       fertilizers

3.   BASIS OF PRESENTATION

The acquisition of Beijing Opal on August 6, 1996 has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values, and the operations of Beijing Opal are included in the consolidated financial statements of the Group from the date of acquisition. The following is an unaudited pro forma summary of the combined results of operations of the Company, TSG and Beijing Opal for the year ended December 31, 1996 as if the acquisition had occurred as of January 1, 1996. The unaudited pro forma summary is not necessarily indicative either of the results of operations that would have occurred had the acquisitions been made as of January 1, 1996, or of the future results of operations of the combined companies.

                                Year ended December 31, 1996
                                ----------------------------
                                 Rmb'000            US$'000
                                --------            -------

Pro forma net sales               30,928             3,731
                                 =======            ======

Pro forma net income                 586                71
                                 =======            ======

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intra-group balances and transactions have been eliminated on consolidation.

b.   Goodwill

     Goodwill, being the excess of cost over the fair value of the net assets of a subsidiary acquired, is amortized on a straight-line basis over 30 years. The amortization recorded for the year ended December 31, 1996 was approximately Rmb34,000. Accumulated amortization as of December 31, 1996 was approximately Rmb34,000.

c.   Inventories

     Inventories are stated at the lower of cost, on a first-in first-out basis, and market value. Costs of work-in-process and finished goods are composed of direct materials, direct labor and an attributable portion of production overheads.

d.   Property, machinery and equipment

     Property, machinery and equipment are recorded at cost. Gains or losses on disposals are reflected in current operations. Depreciation for financial reporting purpose is provided using the straight-line method over the estimated useful lives of the assets as follows: machinery and equipment - 5 years, motor vehicles - 5 years, furniture and office equipment - 5 years. All ordinary repair and maintenance costs are expensed as incurred.

     Construction-in-progress represents land and buildings under construction in the PRC. This includes costs of land, costs of construction, and interest charges arising from borrowings used to finance these assets during the period of construction. There was no interest capitalized for the period from December 13, 1995 to December 31, 1995 and for the year ended December 31, 1996. No deprecation is provided in respect of construction-in-progress until the construction is completed.

e.   Net sales

     Net sales represent the invoiced value of goods supplied to customers, net of sales returns and allowances. Sales are recognized upon delivery of goods and passage of title to customers.

f.   Income taxes

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement basis of assets and liabilities.

g.   Operating leases

     Operating leases represent those leases under which substantially all the risks and rewards of ownership of the leased assets remain with the lessors. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

h.   Foreign currency translation

     The Group considers Renminbi ("Rmb") as its functional currency as most of the Group's business activities are based in Renminbi.

     The translation of the financial statements of group companies into Renminbi is performed for balance sheet accounts using closing exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during each reporting period. Gains or losses resulting from translation are included in shareholders' equity separately as cumulative translation adjustments. There was no gain or loss arise from foreign currency transactions for the period from December 13, 1995 to December 31, 1995 and for the year ended December 31, 1996.

i.   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

5.  ACCOUNTS RECEIVABLE

Accounts receivable comprised:

                                       1995               1996
                                      -------      -------------------
                                      Rmb'000      Rmb'000     US$'000
                                      -------      -------     -------

Trade receivables                        -           3,985        481
Less: Allowance for doubtful
 accounts                                -             (25)        (3)
                                       -----        ------       ----
                                         -           3,960        478
                                       =====        ======       ====

6.  INVENTORIES

Inventories comprised:

                          1995                       1996
                         -------           ------------------------
                         Rmb'000           Rmb'000          US$'000
                         -------           ------------------------

Raw materials              -                2,648               320
Work-in-process            -                  988               119
Finished goods             -                1,799               217
                         -----             ------              ----
                           -                5,435               656
                         =====             ======              ====

7.  PROPERTY, MACHINERY AND EQUIPMENT

Property, machinery and equipment comprised:

                              1995              1996
                            -------      -------------------
                            Rmb'000      Rmb'000     US$'000
                            -------      -------     -------
Property, machinery and
 equipment:
  Machinery and equipment      -           2,900         350
  Motor vehicles               -             215          26
  Furniture and office
   equipment                   -              20           2
                             -----       -------      ------
                               -           3,135         378
  Less: Accumulated
   depreciation                -             (53)         (6)
                             -----       -------      ------
                               -           3,082         372
                             -----       -------      ------
Deposits for purchase of
 machinery                     -          28,700       3,462
                             -----       -------      ------
Construction-in-progress:
  Land cost                    -          24,700       2,979
  Construction costs           -           6,874         829
                             -----       -------      ------
                               -          31,574       3,808
                             -----       -------      ------
                               -          63,356       7,642
                             =====       =======      ======


Construction-in-progress represents factories under construction in the PRC. The land cost represented cost in acquiring land use right to a plot of land of approximately 100 acres in Beijing, the PRC for a period of 50 years commencing from the issuance date of the land use right certificate. As of December 31, 1996, Beijing Opal is committed to acquire the land use right on an adjacent plot of land of 113 acres for Rmb27,911,000. According to the land purchase agreements with the PRC government authority, Beijing Opal cannot apply for the issuance of the land use right certificate(s) before the total consideration for the entire 213 acres of land has been settled fully.

8.  LOANS FROM PARENT COMPANY

Loans from Bestalong Group Inc., the parent company, are unsecured and non-interest bearing. Approximately Rmb10,963,000 of the loans were used as capital contributions into Beijing Opal and approximately Rmb28,700,000 of the loan were used to purchase machinery. The parent company has agreed not to demand the Company for repayment until the Company is financially capable to do so.

8.  LOANS FROM PRC JOINT VENTURE PARTNER

The amount is unsecured and non-interest bearing. BOBF had agreed not to demand Beijing Opal for repayment until Beijing Opal is financially capable to do so.

10.  INCOME TAXES

The Company and its subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which they operate. The British Virgin Islands entities (the Company and TSG) are incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, are exempted from payment of the British Virgin Islands income taxes. The joint venture enterprise established in the PRC (Beijing Opal) is subject to PRC income taxes at a rate of 33% (30% state unified income tax and 3% local income tax). However, it is exempted from state unified income tax and local income taxes for two years starting from the first year of profitable operations and then is subject to a 50% reduction in the state unified income tax for the next three years. The first profitable year for Beijing Opal was the year ended December 31, 1996. If the tax holiday for Beijing Opal did not exist, the Group's income tax expenses (net of minority interest) would have been increased by approximately Rmb396,000 for the year ended December 31, 1996.

The reconciliation of the statutory income tax rate in the PRC to the effective income tax rate based on income before income taxes as stated in the consolidated statements of operations is as follows:

                                  December 13, 1995 to     January 1, 1996 to
                                   December 31, 1995       December 31, 1996
                                  --------------------     -------------------

Statutory income tax rate                  -                       33%
Effect of tax exemption                    -                      (33%)
                                         -----                   -----
Effective income tax rate                  -                         -
                                         =====                   =====

11.  DISTRIBUTION OF INCOME

At present, substantially all of the Group's income is contributed by its 55% owned joint venture enterprise in the PRC - Beijing Opal. Income of Beijing Opal as determined under generally accepted accounting principles in the PRC is distributable to its joint venture partners after transfer to discretionary dedicated capital as determined by Beijing Opal's board of directors, which includes a salary fund and a staff welfare fund. Discretionary dedicated capital is not distributable in the form of dividends. In the financial statements prepared under US GAAP, amounts designated for payments of employee salary and welfare of approximately Rmb40,000 for the year ended December 31, 1996 have been charged to income and the related provisions are reflected as accrued liabilities in the balance sheet as of December 31, 1996.

The income of Beijing Opal available for distribution to its joint venture partners is based on the income reported in its statutory accounts prepared under generally accepted accounting principles in the PRC. This differs from the amount reported under generally accepted accounting principles in the United States of America. As of December 31, 1996, such difference was insignificant.

12.  RETIREMENT PLAN

The Group's employees in the PRC are all employed by Beijing Opal. As stipulated by PRC regulations, Beijing Opal maintains a defined contribution retirement plan for all of its employees. All retired employees of Beijing Opal are entitled to an annual pension equal to their basic annual salary upon retirement. Beijing Opal contributes to a state sponsored retirement plan approximately 17% of the basic salary of its employees, and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable to retired employees. Beijing Opal's contribution for the year ended December 31, 1996 was approximately Rmb16,000.

The Group has no retirement plan for its employees in Hong Kong.

13.  COMMITMENTS

As of December 31, 1996, the Group had capital commitments amounting to approximately Rmb27,911,000 in respect of acquisition of land in the PRC (see
Note 7). In addition, the Group had capital commitments amounting to approximately Rmb36,300,000 for purchase of machinery.

13.  RELATED PARTY TRANSACTIONS

Name and relationship of related parties:

Name of related parties                  Existing relationships with the Company
----------------------------------       ---------------------------------------
Komix Asia Pacific Company Limited
 ("KAP")                                      Common directors

                                              Holding company of BOBF

Opal Agriculture Development Limited
 ("OAD")                                      Common directors

Beijing Komix Vigour Property Liquid
 Fertilizer Co. Ltd. ("BKVPL")                Affiliated company of BOBF

Bestalong Group Inc.                          Parent company

Oriental Alliance Limited                     Subsidiary of Bestalong Group Inc.


Summary of related party balances and transactions is as follows:

                                       1995               1996
                                      -------      ------------------
                                      Rmb'000      Rmb'000    US$'000
                                      -------      -------    -------
Due from a related company
- Oriental Alliance Limited (i)          -             749         90

Accounts payable (ii)
- (Agriculture and Production
  Information Company)                               1,261        152
- KAP                                                  360         43
- BKVPL                                  -           4,433        535

Sales to related companies
- (Agriculture and Production
  Information Company)                   -          19,426      2,343
- OAD                                                1,529        184

Purchases from a related company
- KAP                                    -           2,164        261

Notes-
------------------------
(i) The amount due from Oriental Alliance Limited is unsecured, non-interest bearing and without pre-determined repayment terms.
(ii) These arise from normal trading activities and are unsecured, non-interest bearing and without pre-determined repayment terms.

In addition, in 1996, Bestalong Group Inc., the parent company, forgave loans advanced to the Company of approximately Rmb3,757,000. This forgiveness of loans has been treated as an equity contribution and recorded as additional paid-in capital.

14.  SUPPLEMENTAL DISCLOSURE OF CASHFLOW INFORMATION

a. On August 6, 1996, TSG acquired a 55% interest in Beijing Opal for cash consideration of approximately Rmb1,159,000. Details of assets acquired and liabilities assumed were as follows:

                                                                    Rmb'000
                                                                    -------

Cash and bank deposits                                                  564
Accounts receivable                                                   4,820
Prepayments and other current assets                                     76
Inventories                                                           4,289
Property, machinery and equipment                                     2,292
Accounts payables                                                    (7,996)
Accrued expenses                                                     (1,195)
Loans from Bestalong Group Inc.                                      (3,757)
                                                                    -------
Net liabilities assumed as of the date of acquisition                  (907)
                                                                    -------
Share of net liabilities as of the date of acquisition (55%)           (499)
Goodwill                                                              1,658
                                                                    -------
Consideration satisfied in cash                                       1,159
                                                                    -------
Net cash outflow:
  Cash paid                                                           1,159
  Cash and bank deposits acquired                                      (564)
                                                                    -------
                                                                        595
                                                                    =======
b.   Non cash item:

     Certain property, machinery and equipment (including deposits and construction-in-progress) acquired by the Group amounting to approximately Rmb60,044,000 was financed by loans advanced from the PRC joint venture partner of approximately Rmb23,391,000 and loans advanced from the parent company of approximately Rmb36,653,000.

16.  OPERATING RISKS

a.   Dependence strategic relationship

     The Group conducts its operations in the PRC through an equity joint venture with BOBF as described in Note 1. Any changes of this strategic relationship may have significant effect on the financial position and profitability of the Group. However, the Company's directors considered the risk of any change in such strategic relationship would be minimal.

b.   Concentration of credit risk

     A substantial portion of the Group's sales are made to a small number of customers on an open account basis and generally no collateral is required. Details of individual customers accounting for more than 5% of the Group's sales are as follows:

                                            1995        1996
                                            ----        ----
Sales to:
   (Agriculture and
   Production Information Company),
   a related party                             -         81%
  OAD, a related party                         -          6%
                                            ====        ====

     Concentration of accounts receivable as of December 31, 1995 and 1996 is as follows:

                                           1995     1996
                                           ----     ----

Five largest accounts receivable             -       83%
                                           ====     ====

     The Group performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in aggregate have not exceeded management's projections.

c.   Concentration of suppliers

     The Group purchases raw material from a number of suppliers. Details of individual suppliers accounting for more than 5% of the Group's purchases are as follows:

                                             1995          1996
                                             ----          ----
Purchases from:
(Beijing Agriculture Production Company)        -           85%
KAP, a related party                            -            9%
                                             ====          ====

d.   Country risk

     Substantially all of the Group's operations are conducted by its subsidiary Beijing Opal, in the PRC and, accordingly, the Group is subject to special considerations and significant risks not typically associated with companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group's results may be affected by, among other things, changes in the political and social conditions in the PRC and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. The PRC government has implemented economic reform policies for years, these reforms may be refined or changed by the government at any time. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

     In addition, a substantial portion of Beijing Opal's revenue is denominated in Renminbi ("Rmb"), which must be converted into other currencies before remittence outside the PRC. Both the conversion of Renminbi into other foreign currencies and the remittance of foreign currencies abroad require approvals of the PRC government.

17.  OTHER SUPPLEMENTAL INFORMATION

The following items were included in the consolidated statements of operations:

                                   1995                   1996
                                  -------        ------------------------
                                  Rmb'000        Rmb'000          US$'000
                                  -------        -------          -------

Depreciation of fixed assets        -              53                6

Advertising expense                 -              53                6

Repair and maintenance expense      -              12                1

Interest income                     -              12                1
                                  =====           ===              ===

                    TRIPLE STAR HOLDING LTD. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1996


                                           March 31,      December 31,
                                             1997             1996
                                           ---------      ------------
                                             '000             '000
                                           ---------      ------------
ASSETS

Current assets:

  Cash and bank deposits                     $ 122           $   62
  Accounts receivable, net                     436              478
  Inventories, net                             738              656
  Prepayments and other current assets         200               90
  Amount due from a related company            154               19
                                            ------           ------
                                             1,650            1,305

  Property, machinery and equipment, net     7,628            7,642
  Goodwill, net                                194              196
                                            ------           ------
         Total assets                       $9,472           $9,143
                                            ======           ======

LIABILITIES, MINORITY INTEREST
AND SHAREHOLDERS' EQUITY

Current liabilities:

  Accounts payable                          $  992           $  814
  Accrued expenses                              89              127
                                            ------           ------
                                             1,081              941

Loan from PRC joint venture partner            122              122

Loan from parent company                     5,067            4,838
                                            ------           ------
          Total liabilities                  6,270            5,901

          Minority interest                  2,795            2,806

Shareholders' equity

  Common stock                                   0                0
  Additional paid in capital                   453              453
  Retained earnings                              5               32
  Cumulative translation adjustments           (51)             (49)
                                            ------           ------
          Total shareholders' equity           407              436
                                            ------           ------
          Total liabilities, minority
           interest and shareholders'
           equity                           $9,472           $9,143
                                            ======           ======


   The accompanying notes are an integral part of these financial statements.

                    TRIPLE STAR HOLDING LTD. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATION
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                           1997            1996
                                           -----           -----
                                           '000            '000
                                           -----           -----

Net sales                                  $ 85            $   0
Cost of goods sold                          (66)               0
                                           ----            -----

Gross profit                                 19                0

General and administrative expenses          58                1
Interest income                               0                0
                                           ----            -----

Loss before income taxes                    (39)              (1)
Provision for income taxes                    0                0
                                           ----            -----

Loss before minority interest               (39)              (1)
Minority interest                            12                0
                                           ----            -----

Net loss                                   $(27)           $  (1)
                                           ====            =====


   The accompanying notes are an integral part of these financial statements.

                    TRIPLE STAR HOLDING LTD. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASHFLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                   1997         1996
                                                 --------      ------
                                                   '000         '000
                                                 --------      ------
Cash flow from operating activities

Net losses                                       $   (27)      $   (1)
Adjustments to reconcile net income
 to net cash used in operating
 activities
  Depreciation                                        19            0
  Amortization                                         2            0
  Minority interest                                  (12)           0

(Increase)/decrease in operating
 assets
  Inventories, net                                   (82)           0
  Accounts receivable, net                            42            0
  Prepayments, and other current
   assets                                           (181)           0
  Due from a related company                         (64)           0
(Decrease)/increase in operating
 liabilities
  Accounts payable                                   178            0
  Accrued expenses                                   (38)           0
                                                 -------       ------
         Net cash used in operating
          activities                                (163)          (1)

Cash flows from investing activities
  Acquisition of property, machinery
   and equipment                                     (5)            0
  Effect of translation adjustment                   (1)            0
                                                 ------        ------
         Net cash used in investing
          activities                                 (6)            0

Cash flows from financing activities
  Increase in loans from parent company             229             0
                                                 ------        ------
         Net cash provided from
          financing activities                      229             0

Net increase in cash and bank deposits               60            (1)

Cash and bank deposits, as of beginning
 of period                                           62             0
                                                 ------        ------
Cash and bank deposits, as of end of
 period                                          $  122        $   (1)
                                                 ======        ======


   The accompanying notes are an integral part of these financial statements.

                    TRIPLE STAR HOLDING LTD. AND SUBSIDIARIES
             NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1997


1.   General

     The interim financial statements are prepared pursuant to the requirements for reporting on Form 10-QSB. The December 31, 1996 balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. The interim financial statements and notes included herewith should be read in conjunction with the financial statements and notes included in the Company's audited financial statements for the year ended December 31, 1996. In the opinion of management, the interim financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for the interim periods presented.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and the Board of Directors of Opal Agriculture Development Limited:


We have audited the accompanying balance sheets of Opal Agriculture Development Limited (a company incorporated in the British Virgin Islands; "the Company") as of December 31, 1995 and 1996, and the related statements of operations, cash flows and changes in shareholders' equity for the period from December 15, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opal Agriculture Development Limited as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period from December 15, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.



/s/ Arthur Andersen & Co.
-------------------------
Arthur Andersen & Co.



Hong Kong,
May 30, 1997.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996


                                       1995                1996
                                     -------       ---------------------
                                     Rmb'000        Rmb'000      US$'000
                                     -------       --------      -------
ASSETS

Current assets:
  Cash and bank deposits                 -              43            5
  Accounts receivable, net               -             754           91
  Due from a director                    -               5            1
  Inventories, net                       -           1,483          179
                                      ------      --------       ------
    Total current assets                 -           2,285          276

Machinery                                -           9,500        1,146

Licensing costs                          -           7,980          962
                                      ------       -------       ------
    Total assets                         -          19,765        2,384
                                      ======       =======       ======
LIABILITIES AND
SHAREHOLDERS' DEFICIT

Current liabilities:
  Accrued liabilities                    -             517           61
  Due to a related company               -             268           32
                                      ------       -------       ------
    Total current liabilities            -             785           93

Loans from parent company                -          18,284        2,206
                                      ------       -------       ------
    Total liabilities                    -          19,069        2,299
                                      ------       -------       ------
Shareholders' equity:
  Common stock, par value
   US$1;  authorized - 50,000
   shares; issued, outstanding
   and fully paid-nil share as
   of  December 31, 1995 and
   50,000 shares as of
   December 31, 1996                     -             417           50
  Additional paid-in capital             -           4,145          500
  Accumulated deficit                    -          (3,866)        (465)
                                      ------       -------       ------
    Total shareholders' equity           -             696           85
                                      ------       -------       ------
    Total liabilities and
     shareholders' equity                -          19,765        2,384
                                      ======       =======       ======


   The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1997 of US$1.00=Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                            STATEMENTS OF OPERATIONS
          FOR THE PERIOD FROM DECEMBER 15, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996



                                  December 15,
                                      1995
                                       to
                                  December 31,        January 1, 1996 to
                                      1995             December 31, 1996
                                  ------------      ------------------------
                                    Rmb'000         Rmb'000          US$'000
                                  ------------      -------          -------

Net sales                               -            1,366             165
Cost of goods sold                      -             (635)            (76)
                                      -----        -------           -----
     Gross profit                       -              731              89

General and administrative
 expenses                               -           (4,564)           (550)
Interest expense                        -              (18)             (2)
Other expense, net                      -              (15)             (2)
                                      -----        -------           -----
     Loss before income taxes           -           (3,866)           (465)

Provision for income taxes              -                -               -
                                      -----        -------           -----
     Net loss                           -           (3,866)           (465)
                                      =====        =======           =====


   The accompanying notes are an integral part of these financial statements.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1997 of US$1.00=Rmb8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                            STATEMENTS OF CASH FLOWS
          FOR THE PERIOD FROM DECEMBER 15, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                        December 15,
                                          1995 to
                                        December 31,       January 1, 1996 to
                                            1995            December 31, 1996
                                        ------------    ----------------------
                                           Rmb'000       Rmb'000       US$'000
                                        ------------    --------       -------

Cash flows from operating activities:
Net loss                                     -           (3,866)          (465)
Adjustments to reconcile net loss
 to net cash used in operating
 activities -
 Increase in operating assets -
    Accounts receivable, net                 -             (754)           (91)
    Due from a director                      -               (5)            (1)
    Inventories, net                         -           (1,483)          (179)
 Increase in operating liabilities -
    Accrued liabilities                      -              517             61
    Due to a related company                 -              268             32
                                           -----        -------        -------
       Net cash used in operating
        activities                           -           (5,323)          (643)
                                           -----        -------        -------
Cash flows from investing activities:
  Acquisition of machinery                   -           (9,500)        (1,146)
  Acquisition of license right               -           (7,980)          (962)
                                           -----        -------        -------
       Net cash used in investing
        activities                           -          (17,480)        (2,108)
                                           -----        -------        -------
Cash flows from financing activities:
  Issuance of common stock                   -              417             50
  Loans from parent company                  -           22,429          2,706
                                           -----        -------        -------
       Net cash provided by financing
        activities                           -           22,846          2,756
                                           -----        -------        -------
Net increase in cash and bank deposits       -               43              5

Cash and bank deposits, as of beginning
 of period/year                              -                -              -
                                           -----        -------        -------
Cash and bank deposits, as of end of
 period/year                                 -               43              5
                                           =====        =======        =======


   The accompanying notes are an integral part of these financial statements.


Translation of amounts from Renminbi ("Rmb") into United States dollars ("US$") is for the convenience of the readers, which has been made at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on April 30, 1997 of US$1.00=Rmb$8.29. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
          FOR THE PERIOD FROM DECEMBER 15, 1995 (DATE OF INCORPORATION)
          TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                                 Additional
                                    Common         paid-in       Accumulated
                                     stock         capital         deficit
                                    -------        -------         -------
                                    Rmb'000        Rmb'000         Rmb'000
                                    -------        -------         -------
Balance as of December 15, 1995
 (date of incorporation) and
 December 31, 1995                      -               -               -

Issuance of common stock              417               -               -

Forgiveness of loan from parent
 company (Note 7)                       -           4,145               -

Net loss                                -               -          (3,866)
                                     ----          ------         -------
Balance as of December 31, 1996       417           4,145          (3,866)
                                     ====          ======         =======


   The accompanying notes are an integral part of these financial statements.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED

                          NOTES TO FINANCIAL STATEMENTS


1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

Opal Agriculture Development Limited ("the Company") was incorporated in the British Virgin Islands on December 15, 1995. On January 2, 1996, the Company issued 50,000 shares of common stock to Asian Connections Limited, a company incorporated in the British Virgin Islands and beneficially owned by independent investors, at par value for a total cash consideration of US$50,000. On March 22, 1997 (subsequent to year end), Asian Connections Limited transferred its entire interest in the Company to Bestalong Group Inc., a company incorporated in the British Virgin Islands. Bestalong Group Inc. indirectly owns a 55% interest in Beijing Opal Agriculture Biochemistry Co. Ltd. (see below).

The Company is principally engaged in the trading of organic agricultural fertilizer manufactured by Beijing Opal Agriculture Biochemistry Co. Ltd. ("Beijing Opal"), a joint venture established in the People's Republic of China ("the PRC") and is 55% owned indirectly by Bestalong Group Inc.. On December 16, 1996, the Company was appointed by Beijing Opal as its sole agent and was granted the exclusive right to distribute and sell organic agriculture fertilizer manufactured by Beijing Opal in the PRC, Hong Kong, Taiwan and Macau for the period from January 1, 1997 to February 7, 2015.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

a. Inventories are stated at the lower of cost, on a first-in first-out basis, and market value.

b.   Machinery

     Machinery is recorded at cost, which includes production cost of the machines and related design fees. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of five to ten years. Gains or losses on disposals are reflected in current operations. All ordinary repair and maintenance costs are expensed as incurred.

c.   Licensing costs

     Licensing costs are costs incurred to acquire the exclusive right to distribute and sell a brand of organic agricultural fertilizer. Amortization for financial reporting purposes is provided using the straight-line method over the license period of 18 years.

d.   Sales

     Sales represent the invoiced value of goods supplied to customers, net of sales returns and allowances. Sales are recognized upon delivery of goods and passage of title to customers.

e.   Income taxes

     Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement basis of assets and liabilities.

f.   Foreign currency translation

     The Company considers Renminbi ("Rmb") as its functional currency as most of its business activities are based in Renminbi.

g.   Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.   ACCOUNTS RECEIVABLE

Accounts receivable comprised:

                                           1995              1996
                                          -------      -------------------
                                          Rmb'000      Rmb'000     US$'000
                                          -------      -------------------

Trade receivables                            -            794         96
Less : Allowance for doubtful accounts       -            (40)        (5)
                                           -----         ----        ---
Accounts receivable, net                     -            754         91
                                           =====         ====        ===

4.   INVENTORIES

Inventories comprised trading merchandise purchased from Beijing Opal.

5.   MACHINERY

Machinery comprised:

                                    1995              1996
                                  -------      ------------------
                                  Rmb'000      Rmb'000    US$'000
                                  -------      ------------------
Machinery
  - Design fee                        -          6,500        784
  - Production cost                   -          3,000        362
                                    -----       ------     ------
Cost                                  -          9,500      1,146
Less : Accumulated depreciation       -              -          -
                                    -----       ------     ------
Machinery, net                        -          9,500      1,146
                                    =====       ======     ======

No depreciation on machinery was provided as the machines had not been put into use as of December 31, 1996.

6.   LICENSING COSTS

The Company paid to a third party a negotiation fee and an arrangement fee to obtain the exclusive right to distribute and sell organic agriculture fertilizer manufactured by Beijing Opal in the PRC, Hong Kong, Taiwan and Macau for a period from January 1, 1997 to February 7, 2015 (see Note 1).

No amortization was provided as of December 31, 1996 as the contractual period had not yet commenced.

7.   LOANS FROM PARENT COMPANY

Loans from Asian Connections Limited, the parent company as of December 31, 1996, are unsecured and non-interest bearing. Asian Connections Limited has agreed not to demand repayment until the Company is financially capable to do so. During the year, Asian Connections Limited forgave part of the loans advanced to the Company of approximately Rmb4,145,000. This forgiveness of loans has been treated as an equity contribution and recorded as additional paid-in capital.

Subsequent to year end, in connection with the sale by Asian Connections Limited of its entire interest in the Company, Asian Connections Limited assigned its loans receivable from the Company to Bestalong Group Inc.

8.   INCOME TAXES

The Company is incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, is exempted from payment of the British Virgin Islands income taxes. No provision for income taxes was made as the Company incurred a loss for the year ended December 31, 1996.

9.   RELATED PARTY TRANSACTIONS

Name and relationship of related parties:

   Name of related parties             Existing relationship with the Company
-----------------------------          --------------------------------------
Beijing Opal Agriculture
 Biochemistry Co. Ltd.
 ("Beijing Opal")                                Common director

Fuzhou Opal Company Limited                      Common director

Beijing  Opal  is  55%  indirectly  owned  by  Bestalong  Group  Limited.   Upon
acquisition of 100% in the Company by Bestalong Group Limited on March 22, 1997, Beijing Opal became a fellow subsidiary of the Company.

Summary of related party transactions:

                                  December 15,
                                    1995 to
                                  December 31,      January 1, 1996 to
                                      1995           December 31, 1996
                                  ------------      ------------------
                                     Rmb'000        Rmb'000    US$'000
                                  ------------      --------   -------

Purchases from Beijing Opal             -             2,480       299

Sales to Fuzhou Opal Company
 Limited                                -               625        75


                                   December 31,
                                      1995            December 31, 1996
                                   ------------       -----------------
                                      Rmb'000         Rmb'000   US$'000
                                   ------------       -------   -------
Accounts receivable from
 Fuzhou Opal Company Limited
                                         -              453       55

Due from a director, Mr. Chen
 Long Chen                               -                5        1

Accounts payable to Beijing Opal         -              268       32

10.   OPERATING RISKS

a.   Dependence on a single series of products

     The Company's principal activity is distributing and selling organic agriculture fertilizer manufactured by Beijing Opal under an exclusive license right (see Note 1). Any changes to this distribution arrangement could have significant adverse effects on the financial position and profitability of the Company. However, the Company's directors believe the risk of any change in the distribution arrangement would be minimal, especially taking into account that Bestalong Group Inc., the majority shareholder of Beijing Opal, has become the Company's sole shareholder after year end.

b.   Concentration of credit risk

     A substantial portion of the Company's sales were made to two customers on an open account basis and generally no collateral was required in the year. Starting in 1997, the Company has appointed over 15 re-distributors in 15 different provinces in the PRC for distribution and sales.

     Details of individual customers accounting for more than 5% of the Company's sales for the period from December 15, 1995 to December 31, 1995 and for the year ended December 31, 1996 were as follows:

                                       December 15,
                                        1995 to
                                       December 31,      January 1, 1996 to
                                           1995          December 31, 1996
                                       ------------      ------------------
Yunnan Xing Long Agriculture Co. Ltd.
                                             -                   54%
Fuzhou Opal Co. Ltd
                                             -                   44%


Concentration of accounts receivable as of December 31, 1995 and 1996 is as follows:

                                             1995         1996
                                             ----         ----

Yunnan Xing Long Agriculture Co. Ltd.          -           43%

Fuzhou Opal Co. Ltd                            -           57%
                                             =====         ===

The Company performs ongoing credit evaluation of each customer's financial condition. It maintains reserves for potential credit losses and such losses in aggregate have not exceeded management's projections.

c.   Country risk

     Substantially all of the Company's sales activities are conducted in the PRC and, accordingly, the Company is subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by, among other things, changes in the political and social conditions in the PRC and changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. The PRC government has implemented economic reform policies, but, these reforms may be refined or changed by the government at any time. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

     In addition, a substantial portion of the Company's revenue is denominated in Renminbi ("Rmb"), which must be converted into other currencies before remittance out of the PRC. Both the conversion of Renminbi into other foreign currencies and the remittance of foreign currencies abroad require approvals of the PRC government.

11.  Other supplemental information

The following items were included in the statements of operations:

                                       December 15,
                                         1995 to
                                       December 31,     January 1, 1996 to
                                          1996          December 31, 1996
                                       ------------     ------------------
                                         Rmb'000        Rmb'000    US$'000
                                       ------------     ------------------
Provision for bad and doubtful debts        -              40         5

Interest expense                            -              18         2
                                          =====           ===        ==

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                             UNAUDITED BALANCE SHEET
                   AS OF MARCH 31, 1997 AND DECEMBER 31, 1996


                                           March 31,          December 31,
                                             1997                1996
                                           ---------          ------------
                                             '000                '000
                                           ---------          ------------
ASSETS

Current assets:
  Cash and bank deposits                   $       5          $     5
  Accounts receivable, net                       474               91
  Inventories, net                                49              179
  Prepayments and other current assets             9                0
  Amount due from a director                       6                1
                                           ---------          -------
                                                 543              276

Machinery                                      1,146            1,146
License costs                                    926              962
                                           ---------          -------
          Total assets                       $ 2,615          $ 2,384
                                           =========          =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Amount due to a related company                 63          $    62
  Accrued expenses                                58               32
                                           ---------          -------
                                                 121               94

Loan from parent company                       2,358            2,205
                                           ---------          -------
          Total liabilities                    2,479            2,299

Shareholders' equity:
  Common stock                                    50               50
  Additional paid in capital                     500              500
  Accumulated deficit                           (414)            (465)
                                           ---------          -------
          Total shareholders' equity             136               85
                                           ---------          -------
          Total liabilities and
           shareholders' equity            $   2,615          $ 2,384
                                           =========          =======


   The accompanying notes are an integral part of these financial statements.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                        UNAUDITED STATEMENTS OF OPERATION
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                          1997          1996
                                         -----         -----
                                         '000           '000
                                         -----         -----

Net sales                                $ 407         $   0
Cost of goods sold                        (203)            0
                                         -----         -----
Gross profit                               204             0

General and administrative expenses        159            21
Interest expenses                            0             0
                                         -----         -----
Total expenses, net                        159            21

Income/(Loss) before income taxes           45           (21)
Provision for income taxes                   0             0
                                         -----         -----
Net income/(loss)                        $  45         $ (21)
                                         =====         =====


   The accompanying notes are an integral part of these financial statements.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                       UNAUDITED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                1997         1996
                                               -----        ------
                                                '000         '000
                                               -----        ------
Cash flow from operating activities

Net (loss)/income                              $  45        $ (21)
Adjustments to reconcile net income to
 net cash used in operating activities
Amortization                                      13            0

(Increase)/Decrease in operating assets
  Inventories, net                               130            0
  Accounts receivable, net                      (378)           0
  Prepayments, and other current assets           (9)           0
  Amount due from a director                      (5)           0
(Decrease)/Increase in operating
 liabilities
  Amount due to a related company                 31            0
  Accrued expenses                                21
                                               -----        -----
         Net cash used in operating
          activities                            (152)         (21)

Cash flows from financing activities
  Increase in loans from parent company          152           21
                                               -----        -----
         Net cash provided from financing
          activities                             152           21

Net increase in cash and bank deposits             0            0

Cash and bank deposits, as of beginning
 of period                                         5            0
                                               -----        -----
Cash and bank deposits, as of end of period    $   5        $   0
                                               =====        =====


   The accompanying notes are an integral part of these financial statements.

                      OPAL AGRICULTURE DEVELOPMENT LIMITED
                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                 MARCH 31, 1997


1.   General

     The interim financial statements are prepared pursuant to the requirements for reporting on Form 10-QSB. The December 31, 1996 balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. The interim financial statements and notes included herewith should be read in conjunction with the financial statements and notes included in the Company's audited financial statements for the year ended December 31, 1996. In the opinion of management, the interim financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for the interim periods presented.

                             OPAL TECHNOLOGIES, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma condensed combined financial information reflects the June 6, 1997 acquisition from Bestalong Group, Inc. ("Bestalong") of 100% of the issued and outstanding shares of Triple Star Holding Limited ("Triple") and Opal Agriculture Development Limited ("OAD") in exchange for cancellation of indebtedness of $2,100,000, 100,000 shares of Series A preferred stock, $.001 par value, and 8,452,768 shares of common stock. Both Triple and OAD are British Virgin Island corporations. Triple, through its 55% owned equity joint venture in the People's Republic of China is engaged in the manufacturing and sale of organic agricultural fertilizer. OAD is engaged principally in the trading of organic agricultural fertilizer.

     The pro forma balance sheet data at March 31, 1997 assumes the acquisition of both Triple and OAD as if they had occurred as of March 31, 1997. The pro forma statements of operations for both the year ended December 31, 1996 and the three months ended March 31, 1997 assumes the acquisition of both Triple and OAD as of January 1, 1996.

     The historical financial information of OAD and Triple have been derived from the respective company's financial statements included elsewhere herein and such information with respect to the Company has been derived from reports filed by the Company on Form 10-KSB and Form 10-QSB for such periods. The pro forma financial information should be read in conjunction with the accompanying notes thereto and the financial statements of the Company, Triple and OAD.

     The pro forma condensed combined financial information does not purport to be indicative of the financial position or operating results which would be achieved had the acquisition of both Triple and OAD been consummated as of the dates indicated and should not be construed as representative of future financial position or operating results. In management's opinion, all adjustments necessary to reflect the effects of the transactions described have been made.

                    OPAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   PRO-FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997


                                      Opal         Opal        Triple
                                     Tech-      Agriculture      Star
                                    nologies,   Development    Holding,   Pro-forma      Pro-forma
                                      Inc.         Ltd.          Ltd.     Adjustments    Combined
                                    ---------   -----------    --------   -----------    ---------
                                     '000         '000          '000         '000         '000
                                    ---------   -----------    --------   -----------    ---------
ASSETS

Current assets:
  Cash                             $     0       $    5         $  122    $              $   127
  Accounts receivable                    0          474            436                       910
  Due from a related
  company/director                   2,100            6            154       (160)(1)          0
                                                                           (2,100)(4)
  Prepayments, etc.                      0            9            200                       209
  Inventories                            0           49            738                       787
                                    ------       ------         ------    -------        -------
         Total current assets        2,100          543          1,650     (2,260)         2,033

Property, plant and equipment,
 net                                     0        1,146          7,628                     8,774

Licensing costs                          0          926              0                       926
Goodwill, net                            0            0            194                       194
                                   -------       ------         ------    -------        -------
         Total assets              $     0       $2,615         $9,472    $(2,260)       $11,927
                                   =======       ======         ======    =======        =======

LIABILITIES & SHAREHOLDERS'
EQUITY

Current liabilities:
  Accrued liabilities              $     0       $   58         $1,081    $  (160)(1)    $   979
  Due to a related company               0           63              0                        63
                                   -------       ------         ------    -------        -------
         Total current
          liabilities                    0          121          1,081       (160)         1,042

Loans form PRC joint venture             0                         122                       122
Loans from parent company                0        2,358          5,067     (2,100)(4)      5,325
                                   -------       ------         ------    -------        -------
         Total liabilities               0        2,479          6,270     (2,260)         6,489
                                   -------       ------         ------    -------        -------
Minority interest                        0            0          2,795                     2,795

Shareholders' equity
  Common stock                          11           50            453       (504)(3)         10
  Preferred stock                        0            0              0          1(3)           1
  Additional paid-in capital         4,588          500              0     (1,996)(3)      3,092
  Retained earnings (deficit)       (2,499)        (414)             5      2,499(3)        (409)
  Cumulative translation
   adjustment                            0            0            (51)                      (51)
                                   -------       ------         ------    -------        -------
         Total shareholders'
          equity                     2,100          136            407                     2,643
                                   -------       ------         ------    -------        -------
         Total liabilities and
          shareholders equity      $ 2,100       $2,615         $9,472    $(2,260)       $11,927
                                   =======       ======         ======    =======        =======


   The accompanying notes are an integral part of these financial statements.

                             OPAL TECHNOLOGIES, INC.
              PRO-FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR-ENDED DECEMBER 31, 1996



                                                Opal
                                Opal        Agriculture    Triple Star
                            Technologies,   Development     Holding         Pro-forma      Pro-forma
                                Inc.            Ltd.          Ltd.         Adjustments     Combined
                               ------       -----------    -----------     -----------     ---------
                               '000            '000           '000            '000          '000
                               ------       -----------    -----------     -----------     --------
Net sales                      $   0          $ 165         $2,901           $ 300 (2)      $ 2,766
Cost of goods sold                 0             76          2,578            (300)(2)        2,354
                               -----          -----         ------           -----          -------
  Gross Profit                     0             89            323               0              412

General and administrative
 expenses                          0            550            172                              722

Interest (income) expense          0              2             (1)                               1

Other expense (net)                0              2              2                                4

Loss from discontinued
operation and extraordinary
items                           (439)             0              0                             (439)
                               -----          -----         ------           -----         --------
  Income before income
   taxes                        (439)          (465)           150                             (754)

Provision for income taxes         0              0              0                                0
                               -----          -----         ------           -----         --------
  Income before minority        (439)          (465)           150                             (754)
   interest

  Minority interest                0              0            118                              118
                               -----          -----         ------           -----         --------
  Net income                   $ 439          $ 465         $   32                         $   (872)
                               =====          =====         ======           =====         ========


   The accompanying notes are an integral part of these financial statements.

                             OPAL TECHNOLOGIES, INC.
                       PRO-FORMA STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997


                                                 Opal
                                  Opal        Agriculture   Triple Star
                              Technologies,   Development    Holding       Pro-forma      Pro-forma
                                  Inc.           Ltd.          Ltd.        Adjustments   Consolidated
                              -------------   -----------   -----------    -----------   ------------
                                  '000           '000         '000            '000          '000
                              -------------   -----------   -----------    -----------   ------------

Net sales                      $     0          $ 407          $ 85          $             $ 492
Cost of goods sold                   0            203            66                          269
                               -------          -----          ----          -----         -----
     Gross Profit                    0            204            19                          223

General and administrative
 expenses                            0            159            58                          217

Interest (income) expense            0              0             0                            0

Other expense (net)                  0              0             0                            0

  Income before income
   taxes                             0             45           (39)                           6

Provision for income taxes           0              0             0                            0
                               -------           ----          ----          -----         -----
  Income before minority             0             45           (39)                           6
   interest

Minority interest                    0              0            12                           12
                               -------          -----          ----          -----         -----
  Net income                   $     0          $  45          $(27)                       $  18
                               =======          =====          ====          =====         =====


   The accompanying notes are an integral part of these financial statements.

                            OPAL TECHNOLOGIES, INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


Pro Forma adjustments

(1)  To eliminate inter-company receivable/payable.
(2)  To eliminate inter-company sales/purchases.
(3) To record the issuance of 8,452,768 shares of common stock and 100,000 shares of Series A Preferred Stock to the stockholder of Triple and OAD, the elimination of the common shares of Triple and OAD acquired by the Company and elimination of the Company's accumulated deficit.
(4) To record the cancellation of indebtedness from Bestalong to the Company and from OAD and Triple to Bestalong in the amount of $2,100,000 as partial consideration for the acquisition of Triple and OAD.